UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 7, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, Raymond (Bill) W. Wilson, Executive Vice President, Chief Risk Officer of Central Pacific Financial Corp. (the “Company”) and  its bank subsidiary Central Pacific Bank (the “Bank”), provided notice of his resignation, which will be effective August 28, 2015.

Mr. Wilson informed the Company and the Bank that he will be assuming the Chief Executive Officer position at a California-based bank.  Effective August 28, 2015, Ms. Anna Hu, current Senior Vice President and Credit Administration Division Manager for the Bank, will be assuming the position of Senior Vice President, Interim Chief Credit Officer of the Company and the Bank, and Mr. Denis Isono, current Executive Vice President, Corporate Services, for the Company and the Bank, will be assuming the position of Executive Vice President, Interim Risk Management Division Manager of the Company and the Bank and with that, will oversee the non-credit areas of the Company and the Bank currently overseen by Mr. Wilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: August 11, 2015	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Senior Vice President, General Counsel and Corporate Secretary